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                                                                   Exhibit 10(n)

                               FIRST AMENDMENT OF
                        GENERAL GROWTH PROPERTIES, INC.
                           1998 INCENTIVE STOCK PLAN
                              Dated:  May 9, 2000
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     WHEREAS, General Growth Properties, Inc. (the "Company") maintains the
General Growth Properties, Inc. 1998 Incentive Stock Plan (the "Plan") to provide incentive stock compensation to certain executives and other selected employees of the Company and its affiliates and subsidiaries; and

     WHEREAS, amendment of the Plan now is considered desirable in order to allow the Compensation Committee to choose a multiplier of less than 25% (the current multiplier in the Plan for senior management) for determining the number of Threshold-Vesting Stock Options for members of senior management.

     NOW, THEREFORE, by virtue of the power reserved to the Company by Section 7 of the Plan, the Plan be, and hereby is, amended by substituting the following new Step One for Step One of Section 5 of the Plan, effective as of January 1, 2000 for any options granted on or after such date:

     "The optionee's Annual Bonus Award under the Cash Incentive Plan shall be multiplied by a percentage, not to exceed 25%, to be determined by the Committee;"